Exhibit 99.2

SL Green Realty Corp.

Fourth Quarter

Supplemental Data

December 31, 2010

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not incorporated into this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may restate the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

Forward-looking Statement

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this report are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the year ended December 31, 2010 that will be released on Form 10-K to be filed on or before March 1, 2011.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	5
Financial Highlights	6-13
Comparative Balance Sheets	14-15
Comparative Statements of Operations	16
Comparative Computation of FFO and FAD	17
Consolidated Statement of Equity	18
Joint Venture Statements	19-21

Selected Financial Data	22-25
Debt Summary Schedule	26-28
Summary of Ground Lease Arrangements	29

Debt and Preferred Equity Investments	30-32

Selected Property Data
Composition of Property Portfolio	33-35
Largest Tenants	36
Tenant Diversification	37
Leasing Activity Summary	38-41
Annual Lease Expirations	42-43

Summary of Real Estate Acquisition/Disposition Activity	44-46
Supplemental Definitions	47
Corporate Information	48

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions and dispositions to the holdings in these areas.

Looking forward, SL Green plans to continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and debt and preferred equity investments.  This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS FOURTH QUARTER 2010 UNAUDITED

FINANCIAL RESULTS

New York, NY, January 24, 2011 - SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $74.7 million, or $0.93 per diluted share, for the quarter ended December 31, 2010, compared to $69.1 million, or $0.87 per diluted share, for the same quarter in 2009.

Net income attributable to common stockholders totaled $7.2 million, or $0.09 per diluted share, for the quarter ended December 31, 2010, compared to a net loss of $5.1 million, or $0.07 per diluted share, for the same quarter in 2009.

Results for the quarter ended December 31, 2010 included approximately $3.5 million of transaction-related costs which resulted in a $0.04 per diluted share charge to net income and FFO.

Funds available for distribution, or FAD, for the fourth quarter of 2010 was $0.35 per diluted share compared to $0.59 per diluted share in the prior year, a 40.7% decrease.

The Company’s dividend payout ratio for the fourth quarter of 2010 was 10.7% of FFO and 28.8% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues were $267.2 million in the fourth quarter of 2010 compared to $243.0 million in the prior year.  The $24.2 million increase in revenue resulted primarily from the following items:

•                  $2.4 million increase from same-store properties,

•                  $5.5 million increase in preferred equity and investment income,

•                  $0.4 million decrease in other income, and

•                  $16.7 million increase from properties that were non-same-store properties and other entities.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, was $138.9 million compared to $118.7 million in the prior year.  The following items drove the $20.2 million increase in EBITDA:

•                  $1.1 million increase from same-store properties,

•                  $10.4 million increase from properties that were not same-store-properties,

•                  $5.5 million increase in preferred equity and investment income primarily due to additional income recognized on the sale of a debt investment in 2010.  In addition, investment income increased because the weighted-average debt and preferred equity portfolio balance for the quarter was $926.4 million compared to $648.0 million in the prior year fourth quarter.  This was partially offset by the weighted-average yield for the quarter of 7.93% being

FINANCIAL HIGHLIGHTS FOURTH QUARTER 2010 UNAUDITED

lower than the 8.80% weighted-average yield in the prior year,

•                  $9.7 million decrease from lower contributions to equity in net income from unconsolidated joint ventures primarily from 600 Lexington Avenue due to the write-off of deferred finance costs resulting from the refinancing ($3.0 million), 1221 Avenue of the Americas which was sold in May 2010 ($8.2 million), 521 Fifth Avenue ($0.5 million), 180 Broadway ($0.5 million) and 100 Park Avenue ($0.6 million).  This was partially offset by higher contributions to equity in net income primarily from 1515 Broadway ($3.3 million),

•                  $18.7 million increase from lower loan loss reserves and other write-offs,

•                  $4.9 million decrease from higher MG&A expense and transaction related costs, and

•                  $0.9 million decrease in non-real estate revenues, net of expenses, inclusive of net gains on early extinguishment of debt ($0.6 million).

SAME-STORE RESULTS

Consolidated Properties

Same-store fourth quarter 2010 GAAP NOI was $128.1 million compared to $127.6 million in the prior year.  Operating margins before ground rent decreased modestly from 62.0% to 61.9%.

The $0.5 million increase in GAAP NOI was primarily due to:

•                  $0.2 million (0.1%) decrease in rental revenue,

•                  $1.6 million (5.7%) decrease in escalation and reimbursement revenue due to lower operating expense escalations,

•                  $3.6 million (642.9%) increase in investment and other income primarily due to higher lease buy-out income,

•                  $0.1 million (0.2%) decrease in operating expenses, and

•                  $1.4 million (4.1%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties fourth quarter 2010 GAAP NOI increased $2.7 million (7.2%) to $39.8 million compared to the prior year.  Operating margins before ground rent increased from 72.0% to 72.7%.

The $2.7 million increase in GAAP NOI was primarily due to:

•                  $2.7 million (5.9%) increase in rental revenue,

•                  $0.6 million (10.5%) increase in escalation and reimbursement revenue,

•                  $0.1 million (0.8%) increase in operating expenses primarily driven by increases in payroll costs, and

•                 $0.5 million (8.1%) increase in real estate taxes.

DEBT AND PREFERRED EQUITY INVESTMENT ACTIVITY

The Company’s debt and preferred equity investment portfolio totaled $963.8 million at December 31, 2010, an increase of

FINANCIAL HIGHLIGHTS FOURTH QUARTER 2010 UNAUDITED

$55.8 million from the balance at September 30, 2010.  During the fourth quarter, the Company purchased or originated new debt investments of $78.4 million, all of which are directly or indirectly collateralized by commercial office properties, and received $22.5 million of proceeds from investments that were sold, redeemed or repaid.  During the fourth quarter, the Company also recorded approximately $4.8 million in additional reserves against its debt investments.  The debt and preferred equity investment portfolio had a weighted average maturity of 3.36 years as of December 31, 2010 and had a weighted average yield for the quarter ended December 31, 2010 of 9.2 percent, exclusive of loans totaling $136.9 million which are on non-accrual status.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at September 30, 2010 was 1,776,163 useable square feet net of holdover tenants.  During the quarter, 451,673 additional useable office, retail and storage square feet became available at an average escalated cash rent of $49.88 per rentable square foot.  Space available to lease during the quarter totaled 2,227,836 useable square feet, or 10% of the total Manhattan portfolio.

During the fourth quarter, 54 Manhattan office leases, including early renewals, were signed totaling 793,667 rentable square feet.  New cash rents averaged $46.19 per rentable square foot.  Replacement rents were 2.6% lower than rents on previously occupied space, which had fully escalated cash rents averaging $47.44 per rentable square foot.  The average lease term was 13.1 years and average tenant concessions were 6.5 months of free rent with a tenant improvement allowance of $56.32 per rentable square foot.

Suburban vacancy at September 30, 2010 was 941,045 useable square feet net of holdover tenants.  During the quarter, 203,097 additional useable office and storage square feet became available at an average escalated cash rent of $31.44 per rentable square foot.  Space available to lease during the quarter totaled 1,144,142 useable square feet, or 16.8% of the total Suburban portfolio.

During the fourth quarter, 29 Suburban office leases, including early renewals, were signed totaling 332,707 rentable square feet.  New cash rents averaged $29.50 per rentable square foot.  Replacement rents were 11.4% lower than rents on previously occupied space, which had fully escalated cash rents averaging $33.30 per rentable square foot.  The average lease term was 7.0 years and average tenant concessions were 4.6 months of free rent with a tenant improvement allowance of $20.31 per rentable square foot.

The Company also signed a total of 11 retail and storage leases, including early renewals, for 8,649 rentable square feet.  The average lease term was 13.6 years and tenant concessions were 2.9 months of free rent with a tenant improvement allowance of $9.20 per rentable square foot.

FINANCIAL HIGHLIGHTS FOURTH QUARTER 2010 UNAUDITED

REAL ESTATE ACTIVITY

In October 2010, the Company entered into an agreement with The Moinian Group, under which the Company provided a standby mortgage commitment and may make a future equity investment as part of a recapitalization of Three Columbus Circle.

In December 2010, the Company completed the acquisition of investments from Gramercy comprised of: (1) the remaining 45 percent joint venture interest in the leased fee at 885 Third Avenue for $39.3 million plus assumed mortgage debt of $120.4 million; (2) the remaining 45 percent joint venture interest in the leased fee at 2 Herald Square for $25.6 million plus assumed mortgage debt of $86.1 million; and (3) the entire leased fee interest in 292 Madison Avenue for $19.2 million plus assumed mortgage debt of $59.1 million. These assets are all leased to third party operators.

In December 2010, the Company’s $12.0 million first mortgage collateralized by 11 West 34th Street was repaid at par, resulting in the Company’s recognition of additional income of approximately $1.1 million.  Simultaneous with the repayment, the joint venture was recapitalized, with the Company having a 30 percent interest. The property is subject to a long-term net lease arrangement and is encumbered by a five-year $18.0 million mortgage that bears interest at 250 basis points over the 30-day LIBOR.

In December 2010, the Company acquired 2 fully leased retail condominiums in Williamsburg, Brooklyn, for $18.4 million.

In December 2010, the Company’s 180-182 Broadway joint venture with Jeff Sutton announced an agreement with Pace University to convey a long-term ground lease condominium interest to Pace University for 20 floors of student housing.  The joint venture also admitted Harel Insurance and Finance, who contributed $28.1 million to the joint venture, for a 49 percent partnership interest.  Simultaneously, the joint venture also closed on a new five-year $90.0 million construction loan, which bears interest at 275 basis points over the 30-day LIBOR.

In January 2011, the Company purchased City Investment Fund’s 49.9 percent interest in 521 Fifth Avenue, thereby assuming full ownership of the leasehold position. The transaction valued the consolidated interest at approximately $245.7 million.

FINANCING/ CAPITAL ACTIVITY

In October 2010, the Company’s operating partnership issued $345.0 million of 3.00 percent exchangeable senior notes due October 2017, inclusive of the $45.0 million overallotment option, with a 30 percent conversion premium.  The Company received net proceeds from the offering of approximately $336.5 million.

FINANCIAL HIGHLIGHTS FOURTH QUARTER 2010 UNAUDITED

In October 2010, the joint venture that owns 600 Lexington Avenue closed on a $125.0 million seven-year mortgage to replace the $49.85 million mortgage assumed upon acquisition of the property.  The new mortgage bears interest at a rate of 200 basis points over LIBOR and is interest-only for the first 2 years.

Dividends

In December 2010, the Company declared a dividend of $0.10 per share of common stock for the fourth quarter of 2010.  The dividend was payable January 14, 2010 to stockholders of record on the close of business on January 3, 2011.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $0.40 per common share.

In December 2010, the Company also declared a dividend on its Series C preferred stock for the period October 15, 2010 through and including January 14, 2011, of $0.4766 per share, payable January 14, 2011 to stockholders of record on the close of business on January 3, 2011.  The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.9064 per share of Series C preferred stock.

In December 2010, the Company also declared a dividend on its Series D preferred stock for the period October 15, 2010 through and including January 14, 2011, of $0.4922 per share, payable January 14, 2011 to stockholders of record on the close of business on January 3, 2011. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.9688 per share of Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
December 31, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2010		9/30/2010		6/30/2010		3/31/2010		12/31/2009

Earnings Per Share
Net income (loss) available to common stockholders - diluted	$0.09		$1.42		$1.75		$0.19		$(0.07)
Funds from operations available to common stockholders - diluted	$0.93		$1.82		$1.02		$1.07		$0.87
Funds available for distribution to common stockholders - diluted	$0.35		$1.40		$0.67		$0.67		$0.59

Common Share Price & Dividends
At the end of the period	$67.51		$63.33		$55.04		$57.27		$50.24
High during period	$70.27		$66.61		$67.69		$57.60		$52.74
Low during period	$61.50		$50.41		$55.04		$44.18		$37.72
Common dividends per share	$0.100		$0.100		$0.100		$0.100		$0.100
FFO payout ratio	10.7%		5.5%		9.8%		9.4%		11.5%
FAD payout ratio	28.8%		7.1%		15.0%		14.8%		17.0%

Common Shares & Units
Common shares outstanding	78,307		78,252		78,209		77,924		77,514
Units outstanding	1,249		1,249		1,211		1,408		1,684
Total common shares and units outstanding	79,556		79,501		79,420		79,332		79,198

Weighted average common shares and units outstanding - basic	79,549		79,437		79,371		79,325		79,179
Weighted average common shares and units outstanding - diluted	79,937		79,781		79,791		79,760		79,454

Market Capitalization
Market value of common equity	$5,370,826		$5,034,798		$4,371,277		$4,543,344		$3,978,908
Liquidation value of preferred equity	392,500		392,500		392,500		392,500		257,500
Consolidated debt	5,251,013		4,628,207		4,558,947		4,776,401		4,892,688
Consolidated market capitalization	$11,014,339		$10,055,505		$9,322,724		$9,712,245		$9,129,096
SLG portion of JV debt	1,603,918		1,819,118		1,820,107		1,847,234		1,848,721
Combined market capitalization	$12,618,257		$11,874,623		$11,142,831		$11,559,479		$10,977,817

Consolidated debt to market capitalization	47.7%		46.0%		48.9%		49.2%		53.6%
Combined debt to market capitalization	54.3%		54.3%		57.2%		57.3%		61.4%
Debt to total assets - unsecured credit facility covenant	47.1%		45.0%		44.6%		46.8%		48.0%

Consolidated debt service coverage	2.4		3.6		2.6		2.6		2.8
Consolidated fixed charge coverage	2.0		2.9		2.1		2.1		2.3
Combined fixed charge coverage	1.7		2.4		1.8		1.8		2.0

Portfolio Statistics (Manhattan)
Consolidated office buildings	22		22		22		22		21
Unconsolidated office buildings	8		8		8		8		8
	30		30		30		30		29

Consolidated office buildings square footage	15,141,945		15,141,945		14,829,700		14,829,700		13,782,200
Unconsolidated office buildings square footage	7,182,515		7,182,515		7,182,515		9,429,000		9,429,000
	22,324,460		22,324,460		22,012,215		24,258,700		23,211,200

Quarter end occupancy - Manhattan portfolio	94.6	%(1)	94.4	%(1)	94.4	%(1)	94.0	%(1)	95.0%
Quarter end occupancy- same store - Manhattan consolidated	94.4%		94.9%		95.2%		95.9%		96.0%
Quarter end occupancy- same store - combined (consolidated + joint venture)	94.8%		94.7%		94.7%		94.8%		95.8%

(1) Excludes 100 Church Street, which the Company took ownership of in January 2010.

Supplemental Information	Fourth Quarter 2010

SL Green Realty Corp. Key Financial Data December 31, 2010 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Selected Balance Sheet Data
Real estate assets before depreciation	$8,890,064	$8,599,674	$8,333,310	$8,387,102	$8,257,100
Investments in unconsolidated joint ventures	$631,570	$777,556	$775,765	$1,053,754	$1,058,369
Debt and Preferred Equity Investments	$963,772	$907,936	$867,393	$786,138	$784,620

Total assets	$11,300,294	$10,587,875	$10,408,034	$10,514,240	$10,487,577

Fixed rate & hedged debt	$4,136,362	$3,360,132	$3,249,291	$3,535,954	$3,316,081
Variable rate debt	1,114,651	1,268,075	1,309,656	1,240,447	1,576,607
Total consolidated debt	$5,251,013	$4,628,207	$4,558,947	$4,776,401	$4,892,688

Total liabilities	$5,818,412	$5,202,544	$5,141,952	$5,370,610	$5,489,830

Fixed rate & hedged debt - including SLG portion of JV debt	$5,119,583	$4,620,699	$4,509,858	$4,785,853	$4,565,980
Variable rate debt - including SLG portion of JV debt	1,735,348	1,826,626	1,869,196	1,837,782	2,175,429
Total combined debt	$6,854,931	$6,447,325	$6,379,054	$6,623,635	$6,741,409

Selected Operating Data
Property operating revenues	$234,142	$230,838	$225,871	$226,299	$219,184
Property operating expenses	102,706	103,714	99,399	103,502	95,243
Property operating NOI	$131,436	$127,124	$126,472	$122,797	$123,941
NOI from discontinued operations	—	2,392	2,369	2,284	2,162
Total property operating NOI	$131,436	$129,516	$128,841	$125,081	$126,103

SLG share of property NOI from JVs	$47,870	$46,357	$50,485	$55,021	$56,133
Structured finance income	$22,383	$84,377	$20,788	$20,379	$16,911
Other income	$10,720	$8,065	$9,186	$8,199	$6,945
Gain (Loss) on early extinguishment of debt	$—	$(511)	$(1,276)	$(113)	$606

Loan loss and other investment reserves, net of recoveries	$8,178	$1,338	$4,985	$6,000	$26,832

Marketing general & administrative expenses	$20,695	$18,474	$18,379	$18,398	$19,255

Consolidated interest	$61,292	$57,225	$57,649	$57,479	$54,195
Combined interest	$85,795	$79,510	$79,755	$79,017	$74,735
Preferred dividend	$7,545	$7,545	$7,545	$7,116	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	54	44	49	47	24
Total office square footage leased	793,667	510,463	461,492	501,321	423,850

Average rent psf - new leases	$46.19	$41.22	$40.09	$45.00	$33.05
Previously escalated rents psf	$47.44	$40.69	$41.95	$47.39	$32.28
Percentage of new rent over previously escalated rents	-2.6%	1.3%	-4.4%	-5.1%	2.4%
Tenant concession packages psf	$56.32	$18.78	$23.72	$28.31	$14.36
Free rent months	6.5	3.2	2.8	5.5	1.7

SL Green Realty Corp. Key Financial Data December 31, 2010 (Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009

Selected Operating Data (Suburban)
Property operating revenues	$25,476	$27,157	$27,305	$27,453	$29,358
Property operating expenses	13,277	12,721	13,329	13,083	13,393
Property operating NOI	$12,199	$14,436	$13,976	$14,370	$15,965
NOI from discontinued operations	—	—	—	—	—
Total property operating NOI	$12,199	$14,436	$13,976	$14,370	$15,965

SLG share of property NOI from JV	$4,586	$4,776	$4,444	$5,096	$4,585

Other income	$2,548	$392	$707	$2,507	$354

Consolidated interest	$1,124	$1,133	$1,133	$1,126	$1,181
Combined interest	$3,280	$3,287	$3,300	$3,200	$3,167

Portfolio Statistics (Suburban)
Consolidated office buildings	25	25	25	25	25
Unconsolidated office buildings	6	6	6	6	6
	31	31	31	31	31

Consolidated office buildings square footage	3,863,000	3,863,000	3,863,000	3,863,000	3,863,000
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	6,804,700	6,804,700	6,804,700	6,804,700	6,804,700

Quarter end occupancy - suburban portfolio	87.3%	87.0%	87.9%	88.1%	88.7%

Office Leasing Statistics (Suburban)
Total office leases signed	29	17	22	31	29
Total office square footage leased	332,707	206,666	103,076	214,931	345,992

Average rent psf - new leases	$29.50	$29.31	$30.80	$28.57	$28.89
Previously escalated rents psf	$33.30	$32.24	$31.63	$32.06	$29.72
Percentage of new rent over previously escalated rents	-11.4%	-9.1%	-2.6%	-10.9%	-2.8%
Tenant concession packages psf	$20.31	$11.56	$12.47	$11.24	$14.44
Free rent months	4.6	2.8	3.1	3.4	7.8

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Assets
Commercial real estate properties, at cost:
Land & land interests	1,750,220	$1,459,690	$1,392,730	$1,411,560	$1,379,052
Buildings & improvements fee interest	5,840,701	5,838,978	5,647,490	5,682,183	5,585,584
Buildings & improvements leasehold	1,286,935	1,288,798	1,280,882	1,281,151	1,280,256
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	8,890,064	$8,599,674	$8,333,310	$8,387,102	$8,257,100
Less accumulated depreciation	(916,293)	(871,910)	(832,436)	(790,171)	(738,422)
	$7,973,771	$7,727,764	$7,500,874	$7,596,931	$7,518,678
Other real estate investments:
Investment in and advances to unconsolidated joint ventures	631,570	777,556	775,765	1,053,754	1,058,369
Debt and Preferred Equity Investments, net	963,772	907,936	867,393	786,138	784,620

Assets held for sale, net	—	—	—	992	992
Cash and cash equivalents	332,830	270,803	339,577	167,654	343,715
Restricted cash	137,673	153,667	157,515	170,318	94,495
Investment in marketable securities	34,052	72,090	72,993	78,048	58,785
Tenant and other receivables, net of $12,981 reserve at 12/31/10	27,054	29,470	22,734	22,980	22,483
Related party receivables	6,295	7,088	6,026	3,218	8,570
Deferred rents receivable, net of reserve for tenant credit loss of $30,834 at 12/31/10	201,317	190,481	184,739	176,601	166,981
Deferred costs, net	172,517	156,502	147,605	151,856	139,257
Other assets	819,443	294,518	332,813	305,750	290,632

Total Assets	$11,300,294	$10,587,875	$10,408,034	$10,514,240	$10,487,577

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Liabilities and Equity
Mortgages & other loans payable	$3,400,468	$2,896,946	$2,800,866	$2,723,146	$2,595,552
Senior unsecured notes	1,100,545	831,261	858,081	1,053,255	823,060
Revolving credit facility	650,000	800,000	800,000	900,000	1,374,076
Accrued interest and other liabilities	38,149	21,357	24,645	23,002	34,734
Accounts payable and accrued expenses	133,389	144,814	144,168	137,278	125,982
Deferred revenue	307,678	320,712	325,228	344,772	349,669
Capitalized lease obligations	17,044	17,028	16,979	16,930	16,883
Deferred land lease payable	18,267	18,204	18,140	18,076	18,013
Dividends and distributions payable	14,182	14,203	14,228	14,248	12,006
Security deposits	38,690	38,019	39,617	39,903	39,855
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total liabilities	$5,818,412	$5,202,544	$5,141,952	$5,370,610	$5,489,830

Noncontrolling interest in operating partnership (1,249 units outstanding) at 12/31/10	84,338	79,117	66,640	80,642	84,618

Equity
SL Green Realty Corp. Stockholders’ Equity:
7.625% Series C Perpetual Preferred Shares	274,022	274,000	274,000	274,149	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value, 160,000 shares authorized, 81,675 issued and outstanding at 12/31/10	817	816	816	813	809
Additional paid—in capital	3,660,842	3,570,752	3,563,980	3,542,197	3,525,901
Treasury stock (3,369 shares) at 12/31/10	(303,222)	(303,222)	(302,705)	(302,705)	(302,705)
Accumulated other comprehensive loss	(22,659)	(30,936)	(30,305)	(21,902)	(33,538)
Retained earnings	1,172,963	1,180,667	1,081,895	949,083	949,669
Total SL Green Realty Corp. stockholders’ equity	4,879,084	4,788,398	4,684,002	4,537,956	4,388,438

Noncontrolling interest in other partnerships	518,460	517,816	515,440	525,032	524,691

Total equity	$5,397,544	$5,306,214	$5,199,442	$5,062,988	$4,913,129

Total liabilities and equity	$11,300,294	$10,587,875	$10,408,034	$10,514,240	$10,487,577

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2010	2009	2010	2010	2009
Revenues
Rental revenue, net	205,003	190,353	$199,347	$796,667	$761,446
Escalation and reimbursement revenues	29,139	28,831	31,491	120,484	121,426
Investment income	22,383	16,911	84,377	147,926	65,608
Other income	10,720	6,945	8,065	36,169	47,367
Total Revenues, net	267,245	243,040	323,280	1,101,246	995,847

Equity in net income from unconsolidated joint ventures	6,682	16,392	7,544	39,607	62,878
Gain (loss) on early extinguishment of debt	—	606	(511)	(1,900)	86,007

Operating expenses	58,307	54,242	59,320	229,305	214,049
Ground rent	7,831	7,822	7,860	31,191	31,826
Real estate taxes	36,568	33,179	36,534	148,828	139,523
Loan loss and other investment reserves, net of recoveries	8,178	26,832	1,338	20,501	150,510
Transaction related costs	3,460	—	3,254	11,875	—
Marketing, general and administrative	20,695	19,255	18,474	75,946	73,992
Total Operating Expenses	135,039	141,330	126,780	517,646	609,900

EBITDA	138,888	118,708	203,533	621,307	534,832

Interest expense, net of interest income	61,292	54,195	57,225	233,647	236,301
Amortization of deferred financing costs	2,819	1,966	2,802	9,928	7,947
Depreciation and amortization	59,225	59,670	56,932	228,893	224,147
Loss (gain) on equity investment in marketable securities	(775)	(232)	—	(490)	396

Income from Continuing Operations	16,327	3,109	86,574	149,329	66,041

Income (loss) from discontinued operations	—	1,593	1,987	5,420	5,774
Gain (loss) on sale of discontinued operations	—	(1,741)	35,485	35,485	(6,841)
Equity in net gain (loss) on sale of joint venture interest / real estate	1,633	—	520	128,922	6,691
Net Income	17,960	2,961	124,566	319,156	71,665

Net income attributable to noncontrolling interests	(3,206)	(3,115)	(5,521)	(18,581)	(14,121)

Net Income (Loss) Attributable to SL Green Realty Corp	14,754	(154)	119,045	300,575	57,544

Dividends on perpetual preferred shares	7,545	4,969	7,545	29,749	19,875

Net Income (Loss) Attributable to Common Stockholders	$7,209	$(5,123)	$111,500	$270,826	$37,669

Earnings per Share
Net income (loss) per share (basic)	$0.09	$(0.07)	$1.43	$3.47	$0.54
Net income (loss) per share (diluted)	$0.09	$(0.07)	$1.42	$3.45	$0.54

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2010	2009	2010	2010	2009
Funds from operations
Net Income (Loss) Attributable to Common Stockholders		$7,209	$(5,123)	$111,500	$270,826	$37,669

Add:	Depreciation and amortization	59,225	59,670	56,932	228,893	224,147
	Discontinued operations depreciation adjustments	—	568	405	1,626	3,106
	Joint ventures depreciation and noncontrolling interests adjustments	7,555	9,577	7,116	32,163	39,964
	Net income attributable to noncontrolling interests	3,206	3,115	5,521	18,581	14,121
	Loss (gain) on equity investment in marketable securities	(682)	(232)	—	(397)	396
Less:	Gain (loss) on sale of discontinued operations	—	(1,741)	35,485	35,485	(6,841)
	Equity in net gain (loss) on sale of joint venture property / real estate	1,633	—	520	128,922	6,691
	Non-real estate depreciation and amortization	189	187	155	874	736
	Funds From Operations	$74,691	$69,129	$145,314	$386,411	$318,817

	Funds From Operations - Basic per Share	$0.94	$0.87	$1.83	$4.87	$4.43

	Funds From Operations - Diluted per Share	$0.93	$0.87	$1.82	$4.84	$4.43

Funds Available for Distribution
FFO		$74,691	$69,129	$145,314	386,411	318,817

Add:	Non real estate depreciation and amortization	189	187	155	874	736
	Amortization of deferred financing costs	2,819	1,966	2,802	9,928	7,947
	Non-cash deferred compensation	13,928	8,001	6,748	32,276	30,040
Less:	FAD adjustment for Joint Ventures	15,894	6,351	11,691	49,486	50,341
	FAD adjustment for discontinued operations	—	(94)	(20)	(83)	(50)
	Straight-line rental income and other non cash adjustments	16,783	14,541	17,429	69,899	47,054
	Second cycle tenant improvements	12,116	5,683	5,934	24,311	10,360
	Second cycle leasing commissions	8,983	2,304	5,916	22,052	10,566
	Revenue enhancing recurring CAPEX	1,469	234	110	2,047	704
	Non-revenue enhancing recurring CAPEX	8,586	3,428	1,947	15,011	9,932

Funds Available for Distribution		$27,796	$46,836	$112,012	$246,766	$228,634
	Diluted per Share	$0.35	$0.59	$1.40	$3.09	$3.17
First Cycle Leasing Costs
	Tenant improvements	8,096	19,169	2,120	17,603	37,770
	Leasing commissions	2,955	1,162	4,983	9,989	2,359

Funds Available for Distribution after First Cycle Leasing Costs		$16,745	$26,505	$104,909	$219,174	$188,505

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.21	$0.33	$1.31	$2.75	$2.62

Redevelopment Costs		$8,154	$7,294	3,653	18,046	$28,493

Payout Ratio of Funds From Operations		10.7%	11.5%	5.5%	8.3%	15.3%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		28.8%	17.0%	7.1%	12.9%	21.3%

CONDENSED CONSOLIDATED STATEMENT OF EQUITY Unaudited ($000's omitted)

								Accumulated
	Series C	Series D						Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Noncontrolling	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Interests	Income	TOTAL

Balance at December 31, 2009	$151,981	$96,321	$809	$3,525,901	$(302,705)	$949,669	$524,691	$(33,538)	$4,913,129

Net Income attributable to SL Green						300,576	13,903		314,479
Preferred Dividend						(29,749)			(29,749)
Cash distributions declared ($0.40 per common share)						(31,596)			(31,596)
Cash contributions from noncontrolling interests							2,788		2,788
Cash distributions to noncontrolling interests							(13,390)		(13,390)
Comprehensive Income - Unrealized loss on derivative instruments								(3,039)	(3,039)
Comprehensive Income - SLG share unrealized loss on derivative instruments of JVs								571	571
Comprehensive Income - Unrealized loss on investments								13,347	13,347
Net proceeds from preferred stock offering	122,041								122,041
Net proceeds from exercise of stock options			1	3,287					3,288
Redemption of units and dividend reinvestment proceeds			5	23,339					23,344
Reallocation of noncontrolling interests in the operating partnership						(18,948)			(18,948)
Deconsolidation of real estate investments						3,011	(9,532)		(6,521)
Issuance of convertible notes				76,039					76,039
Deferred compensation plan			2	535	(517)				20
Amortization of deferred compensation				31,741					31,741
Balance at December 31, 2010	$274,022	$96,321	$817	$3,660,842	$(303,222)	$1,172,963	$518,460	$(22,659)	$5,397,544

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2009	77,514,292	1,684,283		79,198,575	—	79,198,575

YTD share activity	792,410	(435,009)		357,401		357,401
Share Count at December 31, 2010 - Basic	78,306,702	1,249,274	—	79,555,976	—	79,555,976

Weighting Factor	(205,872)	71,312	339,232	204,672		204,672
Weighted Average Share Count at December 31, 2010 - Diluted	78,100,830	1,320,586	339,232	79,760,648	—	79,760,648

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	December 31, 2010		December 31, 2009
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$881,146	$387,070	$1,528,659	$732,605
Buildings & improvements fee interest	4,191,247	1,765,824	4,801,180	2,033,322
Buildings & improvements leasehold	254,383	125,933	263,995	130,756
	5,326,776	2,278,827	6,593,834	2,896,683
Less accumulated depreciation	(494,879)	(216,338)	(498,166)	(221,253)

Net real estate	$4,831,897	$2,062,489	$6,095,668	$2,675,430

Cash and cash equivalents	67,764	31,186	128,578	57,486
Restricted cash	45,158	19,744	48,815	17,812
Tenant receivables, net of $1,520 reserve at 12/31/10	17,274	6,590	11,906	5,458
Deferred rents receivable, net of reserve for tenant credit loss of $3,260 at 12/31/10	95,116	42,014	185,632	92,770
Deferred costs, net	120,589	51,301	132,514	56,434
Other assets	170,148	66,200	157,620	57,999

Total assets	$5,347,946	$2,279,524	$6,760,733	$2,963,389

Mortgage loans payable	$3,712,235	$1,603,918	$4,177,382	$1,848,721
Derivative instruments-fair value	36,318	18,367	33,854	17,133
Accrued interest payable	9,596	3,921	11,077	4,961
Accounts payable and accrued expenses	50,983	24,276	89,462	39,208
Deferred revenue	127,692	44,941	135,476	46,363
Security deposits	8,874	4,450	6,936	3,382
Contributed Capital (1)	1,402,248	579,651	2,306,546	1,003,621

Total liabilities and equity	$5,347,946	$2,279,524	$6,760,733	$2,963,389

As of December 31, 2010 the Company had twenty one unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway (increased from 55% in December 2005), a 45% interest in 379 West Broadway, a 50% interest in 21-25 West 34th Street, a 42.95% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 32.25% interest in 1745 Broadway, a 35% interest in 16 Court Street, a 50% interest in The Meadows (increased from 25% in October 2009), a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway (decreased from 50% in August 2008), a 32.75% interest in 717 Fifth Avenue, a 50% interest in 141 Fifth Avenue, a 25.5% interest in 180/182 Broadway, a 55% interest in 600 Lexington Avenue, a 30% interest in 11 West 34th Street and a 50% interest in 7 Renaissance Square. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the Company’s financial statements.

As of December 31, 2010 we had consolidated the accounts of the following three joint ventures: a 51% interest in 919 Third Avenue, a 51% interest in 680 Washington Avenue and a 51% interest in 750 Washington Avenue.

(1)

Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in an unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

			Three Months Ended
	Three Months Ended December 31, 2010		September 30, 2010	Three Months Ended December 31, 2009
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net	$122,578	$57,350	$57,490	$145,037	$66,681
Escalation and reimbursement revenues	12,646	6,958	6,444	19,575	9,537
Other income	1,156	469	120	5,996	2,684
Total Revenues, net	$136,380	$64,777	$64,054	$170,608	$78,902

Expenses
Operating expenses	$19,475	$10,030	$10,637	$27,033	$13,054
Ground rent	1,025	171	171	1,025	171
Real estate taxes	13,217	6,706	6,889	19,936	9,544
Total Operating Expenses	$33,717	$16,907	$17,697	$47,994	$22,769

GAAP NOI	$102,663	$47,870	$46,357	$122,614	$56,133
Cash NOI	$84,277	$39,403	$37,579	$111,591	$50,551

Transaction related costs	$30	$15	$—	$—	$—
Interest expense, net of interest income	55,159	24,503	22,285	48,142	20,540
Amortization of deferred financing costs	4,593	2,010	1,805	5,103	2,258
Depreciation and amortization	33,472	14,662	14,723	38,187	16,936

Net Income	$9,409	$6,680	$7,544	$31,182	$16,399

Plus: Real estate depreciation	33,438	14,654	14,715	38,155	16,930
Funds From Operations	$42,847	$21,334	$22,259	$69,337	$33,329

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$4,627	$2,018	$1,813	$5,135	$2,264
Less: Straight-line rental income and other non-cash adjustments	(19,432)	(9,141)	(8,710)	(10,314)	(5,274)
Less: Second cycle tenant improvement	(10,178)	(5,154)	(2,386)	(4,004)	(2,061)
Less: Second cycle leasing commissions	(4,257)	(2,109)	(2,232)	(944)	(135)
Less: Recurring CAPEX	(2,568)	(1,508)	(176)	(2,219)	(1,145)
FAD Adjustment	$(31,808)	$(15,894)	$(11,691)	$(12,346)	$(6,351)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Twelve Months Ended December 31, 2010		Twelve Months Ended December 31, 2009
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net	$524,283	$243,642	$595,027	$268,971
Escalation and reimbursement revenues	58,751	30,640	80,494	38,696
Other income	10,125	4,555	13,566	5,989
Total Revenues, net	$593,159	$278,837	$689,087	$313,656

Expenses
Operating expenses	$90,415	$45,417	$116,115	$53,340
Ground rent	4,100	684	4,100	684
Real estate taxes	66,588	33,003	84,827	40,318
Total Operating Expenses	$161,103	$79,104	$205,042	$94,342

GAAP NOI	$432,056	$199,733	$484,045	$219,314
Cash NOI	$367,506	$170,651	$415,958	$183,994

Transaction related costs	$1,105	$606	$—	$—
Interest expense, net of interest income	207,220	90,432	189,478	79,746
Amortization of deferred financing costs	17,546	7,351	18,817	7,241
Depreciation and amortization	141,284	61,739	156,470	66,477

Net Income	$64,901	$39,605	$119,280	$65,850

Plus: Real estate depreciation	141,151	61,709	156,335	66,449
Funds From Operations	$206,052	$101,314	$275,615	$132,299

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$17,696	$7,390	$18,952	$7,269
Less: Straight-line rental income and other non-cash adjustments	(64,554)	(29,472)	(66,637)	(34,771)
Less: Second cycle tenant improvement	(30,146)	(15,159)	(25,488)	(11,305)
Less: Second cycle leasing commissions	(17,914)	(9,368)	(17,783)	(9,230)
Less: Recurring CAPEX	(5,603)	(2,877)	(4,809)	(2,304)
FAD Adjustment	$(100,521)	$(49,486)	$(95,765)	$(50,341)

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	12/31/2010		9/30/2010	6/30/2010	3/31/2010	12/31/2009
Market Capitalization
Common Equity:
Common Shares Outstanding	78,307		78,252	78,209	77,924	77,514
OP Units Outstanding	1,249		1,249	1,211	1,408	1,684
Total Common Equity (Shares and Units)	79,556		79,501	79,420	79,332	79,198
Common Share Price (End of Period)	$67.51		$63.33	$55.04	$57.27	$50.24
Equity Market Value	$5,370,826		$5,034,798	$4,371,277	$4,543,344	$3,978,908

Preferred Equity at Liquidation Value:	392,500		392,500	392,500	392,500	257,500

Real Estate Debt
Mortgages & Other Loans Payable	$3,400,467		$2,896,946	$2,800,866	$2,723,146	$2,595,552
Outstanding Balance on Unsecured Credit Line	650,000		800,000	800,000	900,000	1,374,076
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	708,166		708,156	708,147	798,344	548,334
Convertible Bonds	392,380		123,105	149,934	254,911	274,726
Total Consolidated Debt	5,251,013		4,628,207	4,558,947	4,776,401	4,892,688
Company’s Portion of Joint Venture Debt	1,603,918		1,819,118	1,820,107	1,847,234	1,848,721
Total Combined Debt	6,854,931		6,447,325	6,379,054	6,623,635	6,741,409

Total Market Cap (Debt & Equity)	$12,618,257		$11,874,623	$11,142,831	$11,559,479	$10,977,817

Availability under Lines of Credit
Senior Unsecured Line of Credit (A)	$776,872	(A)	$627,969	$626,980	$525,826	$50,801

(A) As reduced by $25,128 outstanding letters of credit.

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	47.7%	46.0%	48.9%	49.2%	53.6%
Debt to Gross Real Estate Book Ratio	59.1%	53.9%	54.8%	57.0%	59.3%
Secured Real Estate Debt to Secured Assets Gross Book	64.6%	57.7%	58.8%	59.3%	58.1%
Unsecured Debt to Unencumbered Assets-Gross Book Value	49.6%	45.6%	47.1%	55.2%	61.8%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	54.3%	54.3%	57.2%	57.3%	61.4%
Debt to Gross Real Estate Book Ratio	61.4%	57.8%	58.6%	58.7%	60.5%
Secured Real Estate Debt to Secured Assets Gross Book	66.4%	62.1%	63.1%	61.0%	60.3%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		December 31,	December 31,	September 30,	December 31,	December 31,
		2010	2009	2010	2010	2009
	Property NOI

	Property operating NOI	$131,436	$123,941	$127,124	$507,829	$497,473
	NOI from discontinued operations	—	2,162	2,392	7,045	10,741
	Total property operating NOI - consolidated	$131,436	126,103	129,516	514,874	508,214
	SLG share of property NOI from JVs	47,870	56,133	46,357	199,733	219,314
	GAAP NOI	$179,306	$182,236	$175,873	$714,607	$727,528

Less:	Free rent (Net of Amortization)	5,344	1,091	5,321	16,240	12,551
	Net FAS 141 adjustment	4,884	7,890	6,194	23,958	27,452
	Straightline revenue adjustment	15,581	11,227	14,548	56,283	48,036

Plus:	Allowance for S/L tenant credit loss	1,289	1,139	1,599	4,290	7,981
	Ground lease straight-line adjustment	64	91	64	256	364
	Cash NOI	$154,906	$163,258	$151,473	$622,672	$647,834

	Components of Debt Service and Fixed Charges

	Interest expense	61,292	54,195	57,225	233,645	237,371
	Fixed amortization principal payments	7,269	7,151	6,962	28,224	27,777
	Total Consolidated Debt Service	68,561	61,346	64,187	261,869	265,148

	Payments under ground lease arrangements	7,895	7,913	7,924	31,447	32,190
	Dividend on perpetual preferred shares	7,545	4,969	7,545	29,749	19,875
	Total Consolidated Fixed Charges	84,001	74,228	79,656	323,065	317,213

	Adjusted EBITDA - Consolidated	163,738	167,122	227,013	722,387	774,252
	Adjusted EBITDA - Combined	188,241	187,662	249,298	812,819	853,998
	Interest Coverage Ratio	2.72	3.16	4.00	3.14	3.49
	Debt Service Coverage Ratio	2.42	2.78	3.56	2.79	3.10
	Fixed Charge Coverage Ratio	1.97	2.29	2.87	2.26	2.57

SELECTED FINANCIAL DATA 2010 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months
		December 31,	December 31,		September 30,	December 31,	December 31,
		2010	2009	%	2010	2010	2009	%
Revenues
	Rental revenue, net	$188,154	$188,343	-0.1%	$188,827	$756,039	$748,805	1.0%
	Escalation & reimbursement revenues	26,993	28,638	-5.7%	30,122	115,442	119,561	-3.4%
	Other income	5,305	1,053	403.8%	3,130	14,531	10,182	42.7%
	Total Revenues	220,452	218,034	1.1%	222,079	886,012	878,548	0.8%
Expenses
	Operating expenses	49,277	49,374	-0.2%	52,228	199,100	196,836	1.2%
	Ground rent	8,069	8,060	0.1%	8,027	32,073	32,777	-2.1%
	Real estate taxes	33,890	32,552	4.1%	34,605	141,441	137,186	3.1%
	Transaction related costs	101	—		531	632	—
		91,337	89,986	1.5%	95,391	373,246	366,799	1.8%

	EBITDA	129,115	128,048	0.8%	126,688	512,766	511,749	0.2%

	Interest expense & amortization of financing costs	36,603	37,072	-1.3%	36,894	146,775	157,451	-6.8%
	Depreciation & amortization	53,082	56,775	-6.5%	52,382	210,150	212,763	-1.2%

	Income before noncontrolling interest	39,430	34,201	15.3%	37,412	155,841	141,535	10.1%
Plus:	Real estate depreciation & amortization	53,073	56,768	-6.5%	52,371	210,112	212,735	-1.2%

	FFO	92,503	90,969	1.7%	89,783	365,953	354,270	3.3%

Less:	Non—building revenue	1,093	486	124.9%	2,643	6,118	1,667	267.0%

Plus:	Transaction related costs	101	—		531	632	—
	Interest expense & amortization of financing costs	36,603	37,072	-1.3%	36,894	146,775	157,451	-6.8%
	Non-real estate depreciation	9	7	28.6%	11	38	28	35.7%
GAAP NOI		128,123	127,562	0.4%	124,576	507,280	510,082	-0.5%

Cash Adjustments
Less:	Free rent (net of amortization)	1,654	1,252	32.1%	2,059	8,949	2,705	230.8%
	Straightline revenue adjustment	6,544	5,866	11.6%	7,311	27,393	24,194	13.2%
	Rental income - FAS 141	5,963	7,563	-21.2%	6,358	25,530	23,745	7.5%
	Ground lease straight-line adjustment	184	304	-39.5%	331	1,177	1,217	-3.3%
Plus:	Allowance for S/L tenant credit loss	569	1,009	-43.6%	1,060	2,516	6,233	-59.6%
Cash NOI		$114,347	$113,586	0.7%	$109,577	$446,747	$464,454	-3.8%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	58.26%	58.37%		56.50%	57.49%	57.76%
	Cash NOI to Real Estate Revenue, net	51.99%	51.97%		49.70%	50.63%	52.59%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	61.93%	62.05%		60.14%	61.12%	61.47%
	Cash NOI before Ground Rent/Real Estate Revenue, net	55.58%	55.52%		53.19%	54.13%	56.17%

SELECTED FINANCIAL DATA 2010 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Twelve Months Ended
		December 31,	December 31,		September 30,	December 31,	December 31,
		2010	2009	%	2010	2010	2009	%
Revenues
	Rental revenue, net	$48,584	$45,874	5.9%	$46,910	$187,546	$182,329	2.9%
	Escalation & reimbursement revenues	6,221	5,629	10.5%	5,642	23,211	23,146	0.3%
	Other income	395	416	-5.0%	47	2,102	1,140	84.4%
	Total Revenues	55,200	51,919	6.3%	52,599	212,859	206,615	3.0%
Expenses
	Operating expenses	8,872	8,803	0.8%	9,794	36,590	35,849	2.1%
	Ground rent	171	171	0.0%	171	684	684	0.0%
	Real estate taxes	6,117	5,661	8.1%	6,252	25,383	24,434	3.9%
		15,160	14,635	3.6%	16,217	62,657	60,967	2.8%

	EBITDA	40,040	37,284	7.4%	36,382	150,202	145,648	3.1%

	Interest expense & amortization of financing costs	19,035	18,319	3.9%	19,412	76,648	69,549	10.2%
	Depreciation & amortization	13,731	14,133	-2.8%	13,725	55,249	56,141	-1.6%

	Income before noncontrolling interest	7,274	4,832	50.5%	3,245	18,305	19,958	-8.3%
Plus:	Real estate depreciation & amortization	13,725	14,126	-2.8%	13,718	55,222	56,112	-1.6%

	FFO	20,999	18,958	10.8%	16,963	73,527	76,070	-3.3%

Less:	Non—building revenue	261	179	45.8%	36	503	640	-21.4%

Plus:	Interest expense & amortization of financing costs	19,035	18,319	3.9%	19,412	76,648	69,549	10.2%
	Non-real estate depreciation	6	7	-14.3%	7	27	29	-6.9%
GAAP NOI		39,779	37,105	7.2%	36,346	149,699	145,008	3.2%

Cash Adjustments
Less:	Free rent (net of amortization)	2,045	(22)	0.0%	2,467	4,966	9,356	47%
	Straightline revenue adjustment	2,115	1,122	8.0%	1,894	6,769	5,516	22.7%
	Rental income - FAS 141	543	1,053	-48.4%	742	2,046	2,835	-27.8%
Plus:	Ground lease straight-line adjustment	2	2	0.0%	2	6	16	-62.5%
	Allowance for S/L tenant credit loss	341	149	128.9%	359	1,078	1,417	-23.9%
Cash NOI		$35,419	$35,103	0.9%	$31,604	$137,002	$128,734	6.4%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	72.40%	71.71%		69.14%	70.49%	70.40%
	Cash NOI to Real Estate Revenue, net	64.47%	67.84%		60.12%	64.51%	62.49%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	72.71%	72.04%		69.47%	70.81%	70.73%
	Cash NOI before Ground Rent/Real Estate Revenue, net	64.16%	67.88%		59.77%	64.33%	62.14%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2011 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	12/31/2010	Coupon (1)	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
919 Third Avenue	219,879	6.87%	3,223	Aug-11		216,656	—	Open
673 First Avenue	30,781	6.26%	875	Feb-13		28,984	—	Open
609 Fifth Avenue	96,501	5.85%	1,539	Oct-13		92,062	—	Open
220 E 42nd Street	194,758	5.25%	4,327	Nov-13		182,342	—	Open
125 Park Avenue	146,250	5.75%	—	Oct-14		146,250	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
625 Madison Avenue	132,209	7.23%	3,111	Nov-15		109,537	—	Open
500 West Putnam Avenue	25,000	5.52%	437	Jan-16		22,376	—	Open
420 Lexington Avenue	149,141	7.52%	1,531	Sep-16		138,916	—	Sep-12
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Open
2 Herald Square	191,250	5.36%	—	Apr-17		191,250	—	Open
885 Third Avenue	267,650	6.26%	—	Jul-17		267,650	—	Open
292 Madison Avenue	59,099	6.17%	—	Aug-17		59,099	—	May-17
1 Madison Avenue - South Building	640,076	5.91%	13,337	May-20		404,531	—	Open
	2,904,094	6.00%	28,380			2,611,153
Secured fixed rate debt - Other
609 Partners, LLC	31,722	5.00%	—	Jul-14		31,722	—	Open
	31,722	5.00%	—			31,722
Unsecured fixed rate debt
Unsecured note	84,823	5.15%	—	Jan-11		84,823	—	Open
Unsecured note	98,578	5.88%	—	Aug-14		98,578	—	Open
Junior subordinated deferrable interest debentures	100,000	5.61%	—	Jul-15		100,000	—	—
Unsecured note	274,765	6.00%	—	Mar-16		275,000	—	Open
Convertible note	268,552	3.00%	—	Oct-17		268,552	—	Open
Unsecured note	250,000	7.75%	—	Mar-20		250,000	—	Open
Convertible note	657	4.00%	—	Jun-25	(2)	657	—	Jun-15
Convertible note	123,171	3.00%	—	Mar-27	(3)	126,936	—	Apr-12
	1,200,546	5.28%	—			1,204,546
Total Fixed Rate Debt/Wtd Avg	4,136,362	5.78%	28,380			3,847,421

Floating rate debt
Secured floating rate debt
1 Landmark Square (Libor + 185 bps)	110,180	2.13%	—	Feb-12		110,180	—	Open
100 Church Street (Libor + 350 bps)	139,672	5.05%	—	Jan-13		139,672	—	Open
28 W 44th St (Libor + 201 bps)	122,007	2.31%	1,579	Aug-13		116,922	—	Open
	371,859	3.29%	1,579			366,774

Secured floating rate debt - Other
Senior Mortgage (GBP Libor + 250 bps)	62,792	3.23%	—	Jun-13		62,792	—	Open
Mezzanine Debt (Libor + 90 bps)	30,000	3.27%	—	Jun-16		30,000	—	Open
	92,792	3.24%	—			92,792

Unsecured floating rate debt
Senior unsecured line of credit (Libor + 90 bps)	650,000	1.13%	—	Jun-11		650,000	Jun-12	Open
	650,000	1.13%	—			650,000

Total Floating Rate Debt/Wtd Avg	1,114,651	2.99%	1,579			1,109,566

Total Debt/Wtd Avg - Consolidated	5,251,013	6.19%	29,959			4,956,987

Total Debt/Wtd Avg - Joint Venture	1,603,918	4.51%

Weighted Average Balance & Interest Rate with SLG JV Debt	6,699,404	4.92%

(1) Average Libor for the quarter used to determine coupon on floating rate debt.

(2) Notes can be put to the Company, at the option of the holder, on June 15, 2015.

(3) Notes can be put to the Company, at the option of the holder, on March 30, 2012.

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2011 Annual			As-Of
	Principal Outstanding - 12/31/10			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon (1)	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

1604-1610 Broadway	27,000	12,150	5.66%	227	Apr-12	11,882	—	Open
100 Park Avenue	204,946	102,268	6.64%	178	Sep-14	98,756	—	Sep-11
One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
21-25 West 34th Street	100,000	50,000	5.76%	—	Dec-16	50,000	—	Open
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
141 Fifth Avenue	25,000	12,500	5.70%	—	Jun-17	12,500	—	Open
800 Third Avenue	20,910	8,981	6.00%	—	Aug-17	8,981	—	Open
388/390 Greenwich Street	1,106,758	559,996	5.19%	—	Dec-17	559,996	—	Open
Total Fixed Rate Debt/Wtd Avg	2,303,364	983,221	5.43%	405		979,441

521 Fifth Avenue (Libor + 100 bps)	140,000	70,140	1.27%	—	Apr-11	70,140	—	Open
29 West 34th Street (Libor + 165 bps)	54,375	27,188	1.93%	57	May-11	27,132	—	Open
379 West Broadway (Libor + 165 bps)	20,991	9,446	1.93%	—	Jul-11	9,446	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	5.31%	—	Sep-11	80,238	—	Open
1551/1555 Broadway (Libor + 400 bps)	128,600	12,860	4.33%	500	Oct-11	12,360	—	Open
Meadows (Libor + 135 bps)	87,034	43,517	1.62%	1,168	Sep-12	41,561	—	Open
16 Court Street (Libor + 250 bps)	86,844	30,395	2.79%	—	Oct-13	30,395	—	Open
180-182 Broadway (Libor + 275 bps)	8,509	2,170	3.01%	—	Dec-13	2,170	—	Open
600 Lexington Avenue (Libor + 200 bps)	125,000	68,750	2.32%	—	Mar-14	58,097	—	—
1515 Broadway (Libor + 250 bps)	462,897	254,593	3.50%	6,235	Dec-14	231,619	—	Open
11 West 34th Street (Libor + 250 bps)	18,000	5,400	2.95%	59	Jan-16	4,977	—	Jan-12
388/390 Greenwich Street (Libor + 115 bps)	31,622	16,000	1.42%	—	Dec-17	16,000	—	Open
Total Floating Rate Debt/Wtd Avg	1,408,872	620,697	3.05%	8,019		584,134

Total Joint Venture Debt/Wtd Avg	3,712,236	1,603,918	4.51%	8,424		1,563,575

(1) Average Libor for the quarter used to determine coupon on floating rate debt.

Covenants

Senior Unsecured Line of Credit Covenants
	Actual	Required
Total Debt / Total Assets	47.1%	Less than 60%
Secured Debt / Total Assets	29.9%	Less than 50%
Line Fixed Charge Coverage	2.2	Greater than 1.50
Unsecured Debt / Unencumbered Assets	44.5%	Less than 60%
Unencumbered Interest Coverage	2.90	Greater than 1.75
Maximum FFO Payout	8.6%	Less than 95%

DEBT SUMMARY SCHEDULE - Reckson Unaudited ($000’s omitted)

Consolidated

	Principal		2011 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	12/31/2010	Coupon (1)	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed rate debt
919 Third Avenue	219,879	6.87%	3,223	Aug-11		216,656	—	Open
	219,879	6.87%	3,223			216,656

Unsecured fixed rate debt
Unsecured note	84,823	5.15%	—	Jan-11		84,823	—	Open
Unsecured note	98,578	5.88%	—	Aug-14		98,578	—	Open
Unsecured note	274,765	6.00%	—	Mar-16		275,000	—	Open
Unsecured note	250,000	7.75%	—	Mar-20		250,000	—	Open
Convertible note	657	4.00%	—	Jun-25	(2)	657	—	Jun-15
	708,823	6.50%	—			709,058

Total Debt/Wtd Avg - Consolidated	928,702	5.08%	3,223			925,714

Joint Venture

				2011 Annual			As-Of
	Principal Outstanding - 12/31/10			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
Total Debt/Wtd Avg - Joint Venture	315,000	94,500	4.91%	—		94,500

Total Debt/Wtd Avg - Consolidated + Joint Venture		1,023,202	6.43%	3,223		1,020,214

(1) Average Libor for the quarter used to determine coupon on floating rate debt.

(2) Notes can be put to the Company, at the option of the holder, on June 15, 2015.

Covenants

Reckson Unsecured Notes Covenants
	Actual	Required
Total Debt / Total Assets	23.0%	Less than 60%
Secured Debt / Total Assets	5.0%	Less than 40%
Debt Service Coverage	3.40	Greater than 1.5
Unencumbered Assets / Unsecured Debt	403.0%	Greater than 150%

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated ($000’s omitted)

	2011 Scheduled	2012 Scheduled	2013 Scheduled	2014 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	$3,010	$3,010	$3,010	$3,010	$18,178	2037
420 Lexington Avenue (2)	10,933	10,933	10,933	10,933	—	2029	(3)
711 Third Avenue	750	—	—	—	89	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(4)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(5)
1185 Avenue of the Americas (2)	6,909	6,909	6,909	6,909	—	2043
1055 Washing Blvd, Stamford (2)	615	615	615	615	—	2090

Total	$28,930	$28,180	$28,180	$28,180	$18,267

Capitalized Lease
673 First Avenue	$1,555	$1,555	$1,555	$1,515	$17,044	2037

(1) Per the balance sheet at December 31, 2010.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(5) Subject to renewal at the Company’s option through 2054.

Debt and Preferred Equity Investments ($000’s omitted)

	Assets	Weighted Average	Weighted Average	Current	LIBOR
	Outstanding	Assets During Quarter	Yield During Quarter	Yield	Rate (2)

9/30/2009	$615,458	$610,044	9.31%	8.92%	0.25%

Originations/Accretion (1)	$192,351
Preferred Equity	$866
Redemptions/Sales/Amortization/Reserves	$(23,063)
12/31/2009	$785,612	$648,018	8.80%	7.84%	0.23%

Originations/Accretion (1)	$83,824
Preferred Equity	$857
Redemptions/Sales/Amortization/Reserves	$(83,162)
3/31/2010	$787,131	$786,075	7.40%	8.08%	0.25%

Originations/Accretion (1)	$95,122
Preferred Equity	$1,399
Redemptions/Sales/Amortization/Reserves	$(16,259)
6/30/2010	$867,393	$814,208	8.14%	9.23%	0.35%

Originations/Accretion (1)	$255,543
Preferred Equity	$926
Redemptions/Sales/Amortization/Reserves	$(215,926)
9/30/2010	$907,936	$919,252	9.13%	7.27%	0.26%

Originations/Accretion (1)	$82,044
Preferred Equity	$941
Redemptions/Sales/Amortization/Reserves	$(27,149)
12/31/2010	$963,772	$926,440	7.93%	7.90%	0.30%

(1) Accretion includes original issue discounts and compounding investment income.

(2) LIBOR rate is as of quarter end.

Debt and Preferred Equity Investments ($000’s omitted)

			Weighted Average		Weighted Average	Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure PSF		Yield During Quarter	Yield

New York City

Senior Mortgage Debt	$26,000	$—	$171		8.25%	8.25%

Junior Mortgage Participation	$152,602	$1,058,834	$1,389	(3)	11.36%	11.22%

Mezzanine Debt	$576,934	$2,717,416	$1,660	(3)	8.06%	8.16%

Preferred Equity	$45,912	$—	$109		12.21%	9.75%

Other

Senior Mortgage Debt	$123,316	$—	$603		3.34%	3.28%

Mezzanine Debt	$13,536	$796,693	$190		2.51%	2.13%

Preferred Equity	$25,472	$—	$231		3.87%	3.83%

Balance as of 12/31/10	$963,772	$4,572,942	$1,324	(3)	7.93%	7.90%

Current Maturity Profile (2)

(1) Approximately 39.4% of our investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 3.36 years.

(3) Excluding the mezzanine loan and junior mortgage participation on the retail portion of a New York City property, the weighted average exposure for New York City Junior Mortgage Debt, Mezzanine Debt and the total structured finance portfolio are $393 psf, $814 psf and $645 psf, respectively.

Debt and Preferred Equity Investments 10 Largest Investments ($000’s omitted)

				Senior		Current
Investment Type	Book Value (1)	Location	Collateral Type	Financing	Last $ PSF	Yield

Mezzanine Loans	$202,136	New York City	Office	$755,000	$800	9.84%
Mortgage and Mezzanine	137,222	New York City	Retail	285,000	$5,802	13.07%
Mortgage Loan	86,339	London, U.K.	Office	—	$821	2.49%
Mezzanine and Pref Equity	84,804	New York City	Office	167,422	$109	10.41%
Mezzanine Loan	84,062	New York City	Office	1,139,000	$1,110	0.00%
Mortgage and Mezzanine	60,407	New York City	Office/Retail	205,000	$384	6.50%
Mortgage and Mezzanine	46,358	New York City	Office	173,784	$438	9.63%
Mortgage Loan	42,439	New York City	Office	210,000	$444	14.42%
Mezzanine Loan	39,711	New York City	Office/Retail	165,000	$1,717	9.91%
Mezzanine and Pref Equity	39,008	Other	Office	796,693	$231	3.24%

Total	$822,486			$3,896,898		8.33%

(1) Net of unamortized fees, discounts, and reserves

SELECTED PROPERTY DATA Manhattan Properties

			# of	Useable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
120 West 45th Street	Midtown	Fee Interest	1	440,000	2	99.0	95.8	97.6	96.6	97.6	26,024,988	3	3	27
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	92.4	97.9	97.9	98.5	94.8	46,124,292	6	5	34
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	94.0	94.1	90.6	90.8	91.4	15,528,576	2	2	65
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	2	89.5	87.2	88.2	86.6	85.1	21,189,252	3	2	80
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	89.9	91.8	92.4	93.8	94.1	60,895,788	8	6	216
461 Fifth Avenue (3)	Midtown	Leasehold Interest	1	200,000	1	96.9	98.8	98.8	98.8	98.8	14,198,928	2	1	16
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	93.9	93.9	93.9	93.9	96.8	49,130,400	6	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	96.1	95.1	95.1	96.4	98.9	30,636,204	4	3	10
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	85.0	96.9	97.5	97.5	97.5	12,947,520	2	1	12
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	99.0	98.9	99.6	99.6	99.8	43,464,096	6	4	25
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7	99.7	99.7	99.7	99.7	17,853,348	2	2	9
711 Third Avenue (1)	Grand Central North	Leasehold Interest	1	524,000	2	87.6	87.6	88.1	89.1	89.1	25,790,304	3	3	15
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	3	97.2	97.2	95.8	95.2	95.2	39,151,560	5	4	31
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	80.4	79.5	79.9	88.2	88.8	36,899,292	5	4	36
919 Third Avenue (2)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	83,659,788		4	14
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	4	97.6	97.6	97.7	98.9	98.9	72,482,004	10	7	16
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	86.1	87.1	89.4	89.4	89.2	29,511,348	4	3	39
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,715,976	8	6	2
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	99.5	100.0	100.0	100.0	100.0	4,849,572	1	0	18

Subtotal / Weighted Average			19	13,144,800	45	94.4	94.9	95.2	95.9	96.0	$692,053,236	80	63	686

Adjustments
100 Church Street	Downtown	Fee Interest	1	1,047,500	4	59.9	43.4	43.4	43.4	—	23,998,572	3	2	9
125 Park Avenue	Grand Central	Fee Interest	1	604,245	2	99.1	99.1	—	—	—	33,178,848	4	3	21
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	78.5	73.6	73.6	41.5	41.5	11,158,920	1	1	2

Subtotal / Weighted Average			3	1,997,145	7	74.9	65.5	50.9	43.0	41.5	$68,336,340	9	7	32

Total / Weighted Average Manhattan Consolidated Properties			22	15,141,945	52	91.8	91.0	91.0	90.9	94.6	$760,389,576	89	70	718

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	91.9	80.9	83.1	83.7	84.3	48,804,000		2	33
521 Fifth Avenue - 50.1% (3)	Grand Central	Leasehold Interest	1	460,000	2	80.7	80.7	74.5	85.3	81.5	20,374,416		1	44
800 Third Avenue - 42.95%	Grand Central North	Fee Interest	1	526,000	2	80.8	80.2	76.0	72.6	96.1	24,860,424		1	34
1515 Broadway - 68.45%	Times Square	Fee Interest	1	1,750,000	6	98.0	98.0	97.9	97.9	98.0	104,418,588		7	11
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	9	100.0	100.0	100.0	100.0	100.0	102,945,936		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	36,538,044		1	1

Subtotal / Weighted Average			7	6,879,000	24	95.8	94.4	93.8	93.4	95.6	$337,941,408		18	124

Adjustments
600 Lexington Avenue - 55%	Plaza District	Fee Interest	1	303,515	1	84.6	88.6	93.6	—	—	16,411,080		1	28

Subtotal / Weighted Average			1	303,515	1	84.6	88.6	93.6	—	—	$16,411,080		1	28

Total / Weighted Average Unconsolidated Properties			8	7,182,515	25	95.3	94.1	93.8	93.4	95.6	$354,352,488		19	152

Manhattan Grand Total / Weighted Average			30	22,324,460	77	92.9	92.0	91.9	91.9	95.0	$1,114,742,064			870
Manhattan Grand Total - SLG share of Annualized Rent											$909,061,849		89
Manhattan Same Store Occupancy % - Combined				20,023,800	90	94.8	94.7	94.7	94.8	95.8

Portfolio Grand Total			61	29,129,160	100	91.6	90.9	91.0	91.0	93.6	$1,289,625,723			1,294
Portfolio Grand Total - SLG Share of Annualized Rent											$1,021,532,995		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 51% interest in this consolidated joint venture asset.

(3) SL Green holds an option to acquire the fee interest on this building.

Excluding the downtown acquisition of 100 Church Street occupancy would be 94.6%.

SELECTED PROPERTY DATA Suburban Properties

			# of	Useable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	2	74.7	81.9	81.9	80.3	88.2	11,671,968	2	1	27
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	1	72.5	72.5	93.2	93.2	93.2	3,466,920	0	0	8
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	1	84.9	71.2	71.4	65.6	67.0	2,923,860	0	0	13
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	1	60.6	83.3	81.7	81.7	86.4	3,423,819	0	0	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	1	92.4	87.1	88.2	93.5	93.5	6,277,236	1	1	7
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	1	76.2	57.7	57.7	57.7	56.4	4,081,776	1	1	6
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	0	94.4	94.4	96.6	96.6	96.6	4,062,888	1	0	10
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	1	90.5	92.0	92.0	96.1	100.0	12,006,192	2	1	15

Westchester, NY Subtotal/Weighted Average			13	2,135,100	8	80.0	81.0	82.8	83.2	86.5	47,914,659	6	5	94

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	3	88.7	85.5	85.4	84.2	81.2	20,445,756	3	2	101
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	0	84.5	84.5	84.5	84.5	84.5	3,512,364		0	6
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	1	95.4	95.4	95.4	95.4	97.4	6,774,792		0	7
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	1	86.6	86.6	86.0	87.2	87.2	5,488,560	1	1	20
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	0	89.0	89.0	90.7	92.2	92.8	1,802,328	0	0	17
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	0	50.2	50.2	51.9	54.3	54.3	2,097,300	0	0	15
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	0	68.2	68.2	83.2	83.2	83.2	3,507,348	0	0	10

Connecticut Subtotal/Weighted Average			12	1,727,900	5	84.3	82.8	84.0	83.8	82.7	43,628,448	4	4	176

Total / Weighted Average Consolidated Properties			25	3,863,000	13	81.9	81.8	83.3	83.5	84.8	$91,543,107	11	9	270

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	5	100.0	100.0	100.0	100.0	100.0	39,819,192		1	1
The Meadows - 50%	Rutherford, New Jersey	Fee Interest	2	582,100	2	83.2	84.7	84.7	84.7	84.9	12,697,116		1	53
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	1	87.5	84.8	86.1	84.0	84.1	9,697,680		0	66
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	2	95.3	92.9	92.9	95.1	92.8	21,126,564		0	34
Total / Weighted Average Unconsolidated Properties			6	2,941,700	10	94.3	93.8	93.9	94.2	93.7	$83,340,552		2	154

Suburban Grand Total / Weighted Average			31	6,804,700	23	87.3	87.0	87.9	88.1	88.7	$174,883,659			424
Suburban Grand Total - SLG share of Annualized Rent											$112,471,146		11
Suburban Same Store Occupancy % - Combined				6,804,700	100	87.3	87.0	87.9	88.1	88.7

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds an option to acquire the fee interest on this property.

RETAIL, DEVELOPMENT & LAND												Gross Total Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	32	10.7	10.7	10.7	10.7	10.7	$642,012	$42,277,740	1	1
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	10	15.8	15.1	15.1	10.4	7.7	130,015	15,141,993	0	8
7 Renaissance Square - 50%	White Plains, NY	Fee Interest	1	65,641	8	—	—	—	—	—	—	4,000,000	—	—
141 Fifth Avenue - 50%	Flatiron	Fee Interest	1	13,000	1	100.0	100.0	77.6	77.6	100.0	2,525,424	14,922,829	3	2
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	100.0	16,263,864	144,655,760	4	1
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	3	23.7	23.7	23.7	23.7	23.7	2,001,912	7,490,827	3	2
180-182 Broadway - 25.5%	Cast Iron/Soho	Fee Interest	2	70,580	8	—	49.0	49.0	49.0	49.0	—	56,966,157	—	—
11 West 34th Street - 30%	Herald Square/Penn Station	Fee Interest	1	17,150	2	100.0	—	—	—	—	1,750,000	14,601,067	1	1
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	3	100.0	100.0	100.0	100.0	100.0	6,438,444	23,349,965	7	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	15,600	2	100.0	100.0	100.0	100.0	100.0	4,080,372	47,934,896	5	2
379 West Broadway - 45% (2)	Cast Iron/Soho	Leasehold Interest	1	62,006	7	100.0	100.0	100.0	100.0	100.0	3,716,196	22,180,389	4	5
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	14	75.8	75.8	75.8	75.8	75.8	20,069,244	278,698,158	15	6
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	4	10.8	10.8	10.8	10.8	10.8	285,888	9,534,784	1	1
Williamsburg Terrace	Brooklyn, NY	Fee Interest	1	21,900	3	100.0	—	—	—	—	1,421,796	18,385,000	3	2
2 Herald Square	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	229,336,692	20	1
885 Third Avenue	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	329,943,115	25	1
292 Madison Avenue	Grand Central South	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,150,000	68,008,083	7	1
Total / Weighted Average Retail/Development Properties			15	870,803	100	N/A	N/A	N/A	N/A	N/A	$82,570,167	$1,327,427,455	100	35

SELECTED PROPERTY DATA Manhattan Properties - Reckson Portfolio

			Useable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”
810 Seventh Avenue	Times Square	Fee Interest	692,000	9	80.4	79.5	79.9	88.2	88.8	36,899,292	19	15	36
919 Third Avenue	Grand Central North	Fee Interest (1)	1,454,000	19	99.9	99.9	99.9	99.9	99.9	83,659,788		17	14
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1,062,000	14	97.6	97.6	97.7	98.9	98.9	72,482,004	38	29	16
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	562,000	7	86.1	87.1	89.4	89.4	89.2	29,511,348	15	12	39

Total / Weighted Average Consolidated Properties			3,770,000	48	93.6	93.6	94.1	95.9	96.0	$222,552,432	72	72	105

Grand Total / Weighted Average			3,770,000	48	93.6	93.6	94.1	95.9	96.0	$222,552,432			105
Grand Total - SLG share of Annualized Rent										$181,559,136		72

Suburban Properties - Reckson Portfolio

			Useable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”
1100 King Street - 1 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	74.9	100.0	100.0	100.0	100.0	2,447,340	1	1	1
1100 King Street - 2 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	79.4	79.4	79.4	79.4	79.4	1,319,292	1	1	3
1100 King Street - 3 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	80.1	80.1	80.1	73.0	73.0	1,913,160	1	1	5
1100 King Street - 4 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	55.9	73.4	73.4	73.4	96.9	1,603,908	1	1	7
1100 King Street - 5 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	79.9	79.9	79.9	77.6	79.9	1,992,804	1	1	8
1100 King Street - 6 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	78.2	78.2	78.2	78.2	100.0	2,395,464	1	1	3
520 White Plains Road	Tarrytown, Westchester	Fee Interest	180,000	2	72.5	72.5	93.2	93.2	93.2	3,466,920	2	1	8
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	178,000	2	84.9	71.2	71.4	65.6	67.0	2,923,860	2	1	13
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	250,000	3	60.6	83.3	81.7	81.7	86.4	3,423,819	2	1	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	245,000	3	92.4	87.1	88.2	93.5	93.5	6,277,236	3	2	7
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	228,000	3	76.2	57.7	57.7	57.7	56.4	4,081,776	2	2	6
140 Grand Street	White Plains, Westchester	Fee Interest	130,100	2	94.4	94.4	96.6	96.6	96.6	4,062,888	2	2	10
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	384,000	5	90.5	92.0	92.0	96.1	100.0	12,006,192	6	5	15
680 Washington Avenue	Stamford, Connecticut	Fee Interest (1)	133,000	2	84.5	84.5	84.5	84.5	84.5	3,512,364		1	6
750 Washington Avenue	Stamford, Connecticut	Fee Interest (1)	192,000	2	95.4	95.4	95.4	95.4	97.4	6,774,792		1	7
1055 Washington Avenue	Stamford, Connecticut	Leasehold Interest	182,000	2	86.6	86.6	86.0	87.2	87.2	5,488,560	3	2	20

Total / Weighted Average Consolidated Properties			2,642,100	34	81.8	82.6	84.0	84.5	87.2	$63,690,375	28	23	127

UNCONSOLIDATED PROPERTIES

“Same Store”

One Court Square - 30%	Long Island City, New York	Fee Interest	1,402,000	18	100.0	100.0	100.0	100.0	100.0	39,819,192		5	1

Total / Weighted Average Unconsolidated Properties			1,402,000	18	100.0	100.0	100.0	100.0	100.0	$39,819,192		5	1

Grand Total / Weighted Average			4,044,100	52	88.1	88.6	89.6	89.9	91.7	$103,509,567			128
Grand Total - SLG share of Annualized Rent										$70,595,426		28

Reckson Portfolio Grand Total			7,814,100	100	90.8	91.0	91.7	92.8	93.7	$326,061,999			233
Portfolio Grand Total - SLG Share of Annualized Rent										$252,154,562	100	100

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 750 Washington Blvd & Court Square	Various	4,451,237	$162,827,391	(1)	$36.58	12.6%	$81,696,253	8.0%	A
Viacom International, Inc.	1515 Broadway	2015 & 2020	1,271,812	78,502,541		$61.72	6.1%	53,734,989	5.3%	BBB+
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2017 & 2020	1,150,207	60,608,160		$52.69	4.7%	60,608,160	5.9%	A+
Random House, Inc.	1745 Broadway	2018	644,598	36,538,038		$56.68	2.8%	11,787,171	1.2%	BBB
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,533	37,157,464		$63.35	2.9%	18,950,307	1.9%
Omnicom Group, Inc.	220 East 42nd Street & 420 Lexington Avenue	2011 & 2017	496,876	20,447,770		$41.15	1.6%	20,447,770	2.0%	BBB+
The City of New York	16 Court Street & 100 Church Street	2013, 2014 & 2017	345,903	14,289,743		$41.31	1.1%	13,285,537	1.3%
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,670,965		$39.89	1.1%	13,670,965	1.3%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2023	282,385	10,247,963		$36.29	0.8%	10,247,963	1.0%	BBB-
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	16,103,889		$59.81	1.2%	16,103,889	1.6%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2021	263,186	14,715,957		$55.91	1.1%	7,505,138	0.7%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2015 & 2016	255,156	12,301,822		$48.21	1.0%	11,282,493	1.1%	AA-
The Metropolitan Transportation Authority	333 West 34th Street & 420 Lexington Avenue	2011, 2016 & 2021	246,381	8,610,992		$34.95	0.7%	8,610,992	0.8%
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2015, 2016 & 2030	239,717	9,035,356		$37.69	0.7%	9,035,356	0.9%
New York Presbyterian Hospital	28 West 44th Street & 673 First Avenue	2021	238,798	9,114,269		$38.17	0.7%	9,114,269	0.9%
BMW of Manhattan	555 West 57th Street	2022	227,782	5,120,388		$22.48	0.4%	5,120,388	0.5%
Verizon	120 West 45th Street, 1100 King Street Bldg 1, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	226,311	6,762,969		$29.88	0.5%	6,762,969	0.7%	A
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2013 & 2015	187,484	11,625,139		$62.01	0.9%	11,625,139	1.1%
Amerada Hess Corp.	1185 Avenue of the Americas	2027	181,569	11,836,380		$65.19	0.9%	11,836,380	1.2%	BBB
HF Management Services LLC	100 Church Street	2031	172,577	5,004,733		$29.00	0.4%	5,004,733	0.5%
Fuji Color Processing Inc.	200 Summit Lake Drive	2013	165,880	5,023,711		$30.29	0.4%	5,023,711	0.5%	AA-
King & Spalding	1185 Avenue of the Americas	2025	162,243	9,606,376		$59.21	0.7%	9,606,376	0.9%
News America Incorporated	1185 Avenue of the Americas	2020	161,722	13,220,181		$81.75	1.0%	13,220,181	1.3%	BBB+
National Hockey League	1185 Avenue of the Americas	2022	148,217	11,228,664		$75.76	0.9%	11,228,664	1.1%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2016, 2021 & 2026	146,917	6,544,814		$44.55	0.5%	6,544,814	0.6%
Banque National De Paris	919 Third Avenue	2016	145,834	8,377,932		$57.45	0.6%	4,272,745	0.4%
The Segal Company	333 West 34th Street	2025	144,307	7,090,374		$49.13	0.5%	7,090,374	0.7%
Meredith Corporation	125 Park Avenue	2011	143,075	6,656,431		$46.52	0.5%	6,656,431	0.7%
Draft Worldwide	919 Third Avenue	2013	141,260	8,149,518		$57.69	0.6%	4,156,254	0.4%	BB
RSM McGladrey, Inc.	1185 Avenue of the Americas & 100 Summit Lake Drive	2011 & 2018	136,868	9,258,876		$67.65	0.7%	9,258,876	0.9%

Total			13,576,824	$629,678,804	(1)	$46.38	48.8%	$463,489,287	45.4%

Wholly Owned Portfolio + Allocated JV Properties			29,129,160	$1,289,625,723	(1)	$44.27		$1,021,532,995

(1) - Reflects the net rent of $39.07 PSF for the 388-390 Greenwich Street lease.  If this lease were included on a gross basis, Citigroup’s total  PSF annualized rent would be $47.20.

Total PSF annualized rent for the largest tenants would be $49.86 and Total PSF annualized rent for the Wholly Owned Portfolio + Allocated JV properties would be $45.90.

(2) - 43% of Portfolio’s largest tenants have investment grade credit ratings. 31% of SLG Share of annualized rent is derived from these tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/10			1,776,163

Space which became available during the Quarter (A):
Office
	28 West 44th Street	3	4,566	4,589	$37.31
	100 Church Street	1	6,950	6,950	$41.80
	100 Park Avenue	1	9,749	9,749	$62.42
	220 East 42nd Street	5	107,605	107,725	$48.59
	317 Madison Avenue	6	10,486	10,997	$44.36
	420 Lexington Avenue	16	47,872	61,764	$54.81
	461 Fifth Avenue	3	20,985	21,154	$77.17
	555 West 57th Street	5	117,014	118,014	$37.23
	600 Lexington Avenue	2	12,338	12,338	$64.35
	609 Fifth Avenue	1	18,720	19,105	$52.22
	810 Seventh Avenue	2	23,250	23,250	$65.78
	919 Third Avenue	1	31,472	31,472	$58.14
	1185 Avenue of the Americas	1	25,000	25,000	$50.58
	1350 Avenue of the Americas	2	7,620	7,620	$56.64
	Total/Weighted Average	49	443,627	459,727	$50.14

Retail
	331 Madison Avenue	1	600	600	$254.84
	Total/Weighted Average	1	600	600	$254.84

Storage
	28 West 44th Street	1	154	168	$25.15
	220 East 42nd Street	3	5,781	5,781	$22.34
	317 Madison Avenue	2	121	124	$24.41
	420 Lexington Avenue	2	630	1,012	$25.38
	555 West 57th Street	1	419	1,527	$22.51
	609 Fifth Avenue	1	341	341	$22.77
	Total/Weighted Average	10	7,446	8,953	$22.81

	Total Space which became Available during the Quarter
	Office	49	443,627	459,727	$50.14
	Retail	1	600	600	$254.84
	Storage	10	7,446	8,953	$22.81
		60	451,673	469,280	$49.88

	Total Available Space		2,227,836

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A)  Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Useable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 12/31/10				2,227,836

Office
	28 West 44th Street	2	3.0	4,356	4,488	$40.21	$41.44	$4.08	—
	100 Church Street	2	19.4	178,943	181,219	$28.90	$—	$90.28	14.3
	100 Park Avenue	3	11.8	100,218	118,891	$47.71	$47.67	$69.49	10.5
	120 West 45th Street	3	7.0	13,928	14,325	$48.64	$50.64	$19.43	4.7
	220 East 42nd Street	2	8.3	50,282	56,677	$38.76	$42.81	$27.42	5.3
	317 Madison Avenue	5	5.1	20,614	23,124	$36.94	$45.24	$5.62	2.5
	333 West 34th Street	1	4.0	16,925	17,503	$25.84	$—	$60.43	1.0
	420 Lexington Avenue	7	10.3	25,882	31,910	$39.78	$48.91	$63.14	7.0
	461 Fifth Avenue	2	10.8	17,087	18,114	$61.80	$71.54	$42.40	8.5
	555 West 57th Street	6	20.0	127,171	129,821	$36.50	$37.23	$37.41	—
	800 Third Avenue	1	3.1	3,037	4,968	$52.00	$29.12	$0.30	1.0
	810 Seventh Avenue	4	7.4	29,114	29,965	$54.40	$50.80	$61.04	3.0
	919 Third Avenue	1	10.0	31,472	32,820	$55.00	$55.75	$118.00	—
	1185 Avenue of the Americas	1	10.0	25,000	26,792	$54.00	$47.20	$80.00	10.0
	1350 Avenue of the Americas	1	10.3	2,518	3,073	$52.00	$51.63	$79.36	3.0
	Total/Weighted Average	41	14.0	646,547	693,690	$39.96	$45.22	$62.55	7.2

Retail
	625 Madison Avenue	1	14.3	684	741	$296.90	$551.11	$3.54	9.0
	Total/Weighted Average	1	14.3	684	741	$296.90	$551.11	$3.54	9.0

Storage
	100 Park Avenue	1	12.0	1,736	1,805	$25.00	$—	$—	10.0
	317 Madison Avenue	3	3.7	184	187	$25.15	$24.41	$—	—
	521 Fifth Avenue	1	1.0	83	140	$25.00	$—	$—	—
	555 West 57th Street	1	20.0	419	2,198	$22.00	$15.64	$35.00	—
	Total/Weighted Average	6	15.3	2,422	4,330	$23.48	$16.11	$17.77	4.2

Leased Space
	Office (3)	41	14.0	646,547	693,690	$39.96	$45.22	$62.55	7.2
	Retail	1	14.3	684	741	$296.90	$551.11	$3.54	9.0
	Storage	6	15.3	2,422	4,330	$23.48	$16.11	$17.77	4.2
	Total	48	14.0	649,653	698,761	$40.13	$46.13	$62.21	7.2

Total Available Space as of 12/31/10				1,578,183

Early Renewals
Office
	100 Park Avenue	1	3.1	5,934	5,934	$48.00	$51.80	$—	—
	120 West 45th Street	1	1.6	4,828	4,983	$47.00	$46.07	$—	—
	220 East 42nd Street	1	10.0	3,010	3,010	$59.00	$56.68	$3.32	—
	317 Madison Avenue	1	2.0	4,502	4,822	$41.00	$41.33	$2.15	—
	420 Lexington Avenue	2	4.1	1,360	1,708	$44.56	$45.50	$5.60	—
	521 Fifth Avenue	2	2.8	7,593	7,593	$39.83	$37.54	$—	0.6
	625 Madison Avenue	1	15.0	32,970	34,739	$59.00	$75.34	$35.00	3.0
	673 First Avenue	1	1.0	3,500	3,500	$37.50	$37.50	$—	—
	711 Third Avenue	1	1.0	3,864	4,139	$42.00	$45.24	$—	—
	810 Seventh Avenue	2	2.1	26,990	29,549	$46.68	$43.28	$2.03	—
	Total/Weighted Average	13	6.8	94,551	99,977	$50.08	$54.85	$13.06	1.1

Retail
	810 Seventh Avenue	1	12.0	1,799	2,072	$197.88	147.24	$—	—
	Total/Weighted Average	1	12.0	1,799	2,072	$197.88	$147.24	$—	—

Storage
	220 East 42nd Street	1	10.0	847	800	$25.75	25.00	$—	—
	Total/Weighted Average	1	10.0	847	800	$25.75	$25.00	$—	—

Renewals
	Early Renewals Office	13	6.8	94,551	99,977	$50.08	$54.85	$13.06	1.1
	Early Renewals Retail	1	12.0	1,799	2,072	$197.88	$147.24	$—	—
	Early Renewals Storage	1	10.0	847	800	$25.75	$25.00	$—	—
	Total	15	7.0	97,197	102,849	$52.87	$56.48	$12.70	1.1

(1)	Annual initial Base Rent.
(2)	Escalated Rent is calculated as Total Annual Income less Electric Charges.
(3)	Average starting office rent excluding new tenants replacing vacancies is $45.03/rsf for 333,165 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $46.19/rsf for 433,142 rentable SF.

Leasing Activity - Suburban Properties

Available Space

Activity	Building Address	# of Leases	Useable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 9/30/10			941,045

Space which became available during the Quarter (A):
Office
	1100 King Street - 1 Int’l Drive	1	22,635	22,635	$27.65
	1100 King Street - 4 Int’l Drive	2	32,460	32,460	$19.83
	100 Summit Lake Drive	1	56,733	56,733	$30.87
	200 Summit Lake Drive	2	5,844	5,844	$26.61
	360 Hamilton Avenue	1	32,438	32,438	$37.85
	2 Landmark Square	1	1,104	1,104	$34.33
	4 Landmark Square	1	3,836	3,836	$36.33
	1010 Washington Boulevard	1	13,667	13,667	$32.56
	1055 Washington Boulevard	1	2,125	2,125	$39.03
	The Meadows	3	14,280	14,280	$33.55
	16 Court Street	3	17,495	17,495	$45.20
	Total/Weighted Average	17	202,617	202,617	$31.49

Storage
	2 Landmark Square	1	255	255	$13.24
	6 Landmark Square	1	225	225	$15.00
	Total/Weighted Average	2	480	480	$14.07

	Total Space which became Available during the Quarter
	Office	17	202,617	202,617	$31.49
	Storage	2	480	480	$14.07
		19	203,097	203,097	$31.44

	Total Available Space		1,144,142

(1)	Escalated Rent is calculated as Total Annual Income less Electric Charges.
(A)	Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties

Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Useable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 12/31/10				1,144,142

Office
	1100 King Street - 4 Int’l Drive	1	3.0	16,650	16,650	$30.13	$32.63	$—	—
	115-117 Stevens Avenue	3	10.9	24,139	24,139	$18.68	$—	$34.01	11.9
	200 Summit Lake Drive	3	7.6	19,035	19,035	$23.47	$26.61	$17.79	5.5
	500 Summit Lake Drive	1	11.0	27,902	27,902	$22.00	$—	$35.35	16.0
	360 Hamilton Avenue	1	11.0	26,659	26,659	$32.50	$37.85	$47.00	7.0
	1 Landmark Square	2	4.5	5,253	5,253	$31.98	$50.78	$35.34	0.5
	1010 Washington Boulevard	1	3.2	13,667	13,667	$29.00	$32.56	$—	2.0
	1055 Washington Boulevard	1	4.0	2,125	2,779	$32.00	$29.84	$23.76	—
	The Meadows	2	6.4	5,616	5,616	$25.36	$26.50	$8.48	2.1
	Jericho Plaza	1	5.4	15,004	15,004	$31.75	$33.71	$32.00	5.0
	16 Court Street	4	2.9	25,863	31,389	$28.87	$35.09	$6.37	0.3
	Total/Weighted Average	20	7.1	181,913	188,093	$26.89	$34.11	$23.28	6.1

Retail
	16 Court Street	1	10.0	461	461	$40.13	$—	$—	—
	Total/Weighted Average	1	10.0	461	461	$40.13	$—	$—	—

Storage
	115-117 Stevens Avenue	1	11.0	245	245	$8.50	$—	$—	—
	Total/Weighted Average	1	11.0	245	245	$8.50	$—	$—	—

Leased Space
	Office (3)	20	7.1	181,913	188,093	$26.89	$34.11	$23.28	6.1
	Retail	1	10.0	461	461	$40.13	$—	$—	—
	Storage	1	11.0	245	245	$8.50	$—	$—	—
	Total	22	7.2	182,619	188,799	$26.90	$34.11	$23.19	6.1

Total Available Space as of 12/31/10				961,523

Early Renewals
Office
	1100 King Street - 1 Int’l Drive	1	5.3	67,365	67,365	$23.00	$27.65	$5.00	5.0
	360 Hamilton Avenue	1	10.0	50,078	50,078	$35.50	$40.85	$38.00	—
	1 Landmark Square	2	4.8	8,360	8,360	$36.75	$34.40	$12.84	2.1
	300 Main Street	1	5.3	3,295	3,295	$26.00	$27.50	$—	3.0
	1055 Washington Boulevard	1	1.1	1,969	1,969	$34.00	$35.63	$—	1.0
	The Meadows	2	6.5	10,801	10,801	$26.45	$26.50	$2.91	—
	16 Court Street	1	2.0	2,200	2,746	$37.50	$37.45	$—	—
	Total/Weighted Average	9	6.8	144,068	144,614	$28.87	$32.82	$16.45	2.5

Storage
Renewals
	Early Renewals Office	9	6.8	144,068	144,614	$28.87	$32.82	$16.45	2.5
	Total	9	6.8	144,068	144,614	$28.87	$32.82	$16.45	2.5

(1)	Annual initial Base Rent.
(2)	Escalated Rent is calculated as Total Annual Income less Electric Charges.
(3)	Average starting office rent excluding new tenants replacing vacancies is $30.57/rsf for 85,153 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $29.50/rsf for 229,767 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf

In 1st Quarter 2010 (1)	12	38,365	0.27%	$1,574,052	$41.03	$55.74		2	531	0.01%	$13,308	$25.06	$28.30
In 2nd Quarter 2010 (1)	1	2,017	0.01%	$102,444	$50.79	$50.00		—	—	—	—	—	—
In 3rd Quarter 2010 (1)	—	—	0.00%	—	—	—		—	—	—	—	—	—
In 4th Quarter 2010 (1)	8	44,115	0.31%	$2,078,340	$47.11	$51.22		2	76,088	1.11%	$2,415,600	$31.75	$33.71

Total 2010	21	84,497	0.59%	$3,754,836	$44.44	$53.24		4	76,619	1.11%	$2,428,908	$31.70	$33.68

In 1st Quarter 2011	34	292,411	2.04%	$15,835,908	$54.16	$52.39		4	46,428	0.67%	$2,734,200	$58.89	$67.36
In 2nd Quarter 2011	29	142,938	1.00%	$7,978,368	$55.82	$79.86		1	6,780	0.10%	$416,280	$61.40	$72.00
In 3rd Quarter 2011	26	118,975	0.83%	$6,711,276	$56.41	$53.64		6	55,398	0.80%	$3,454,176	$62.35	$62.63
In 4th Quarter 2011	23	314,033	2.19%	$15,970,668	$50.86	$56.71		6	46,094	0.67%	$2,578,584	$55.94	$65.06

Total 2011	112	868,357	6.05%	$46,496,220	$53.55	$58.64		17	154,700	2.25%	$9,183,240	$59.36	$65.18

2012	108	644,258	4.49%	$35,254,560	$54.72	$56.49		21	169,767	2.47%	$9,722,544	$57.27	$63.54
2013	107	1,228,162	8.55%	$65,625,924	$53.43	$51.73		11	115,527	1.68%	$6,519,540	$56.43	$58.16
2014	65	949,351	6.61%	$49,970,784	$52.64	$55.27		17	122,206	1.78%	$9,105,036	$74.51	$100.82
2015	82	656,005	4.57%	$33,185,940	$50.59	$54.16		23	1,533,210	22.27%	$89,815,680	$58.58	$55.74
2016	44	1,071,518	7.46%	$56,482,944	$52.71	$60.29		11	126,874	1.84%	$6,844,008	$53.94	$65.60
2017	60	1,700,701	11.84%	$90,281,460	$53.08	$54.56		9	126,393	1.84%	$7,924,284	$62.70	$66.03
2018	28	566,517	3.94%	$42,147,135	$74.40	$69.79		14	780,227	11.33%	$46,139,532	$59.14	$80.90
2019	20	590,584	4.11%	$34,515,717	$58.44	$57.71		5	174,362	2.53%	$11,228,916	$64.40	$66.31
Thereafter	90	6,002,976	41.79%	$302,674,056	$50.42	$53.92		22	868,916	12.62%	$52,494,864	$60.41	$84.06

	737	14,362,926	100.00%	$760,389,576	$52.94	$55.56		154	4,248,801	61.72%	$251,406,552	$59.17	$68.80

							(4)	2	2,634,670	38.28%	$102,945,936
								156	6,883,471	100.00%	$354,352,488

(1) Includes month to month holdover tenants that expired prior to 12/31/10.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup’s net lease at 388-390 Greenwich Street which expires in 2020, current net rent is $39.07/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf

In 1st Quarter 2010 (1)	13	59,172	1.98%	$307,320	$5.19	$7.57	2	2,288	0.08%	$73,380	$32.07	$33.21
In 2nd Quarter 2010 (1)	2	21,892	0.73%	$538,656	$24.61	$25.75	2	10,105	0.37%	$270,516	$26.77	$32.00
In 3rd Quarter 2010 (1)	1	4,000	0.13%	$116,868	$29.22	$23.00	0	0	0.00%	$0	$0.00	$0.00
In 4th Quarter 2010 (1)	6	18,100	0.61%	$561,744	$31.04	$32.09	2	4,829	0.18%	$187,608	$38.85	$35.20

Total 2010	22	103,164	3.45%	$1,524,588	$14.78	$16.33	6	17,222	0.64%	$531,504	$30.86	$33.06

1st Quarter 2011	16	143,251	4.80%	$4,591,092	$32.05	$36.05	4	18,342	0.68%	$497,232	$27.11	$26.31
2nd Quarter 2011	13	145,220	4.86%	$4,377,746	$30.15	$28.80	8	16,971	0.63%	$614,952	$36.24	$29.05
3rd Quarter 2011	16	80,610	2.70%	$2,741,064	$34.00	$34.05	6	29,273	1.09%	$1,056,780	$36.10	$30.45
4th Quarter 2011	8	16,648	0.56%	$485,256	$29.15	$31.33	4	39,083	1.45%	$1,142,136	$29.22	$29.45

Total 2011	53	385,729	12.91%	$12,195,158	$31.62	$32.70	22	103,669	3.84%	$3,311,100	$31.94	$29.11

2012	32	226,807	7.59%	$7,659,888	$33.77	$34.93	22	256,225	9.50%	$9,130,308	$35.63	$33.12
2013	38	317,664	10.64%	$10,404,948	$32.75	$31.04	21	98,463	3.65%	$3,171,328	$32.21	$36.18
2014	27	269,247	9.01%	$8,451,024	$31.39	$30.95	28	294,927	10.94%	$10,324,068	$35.01	$32.75
2015	34	286,432	9.59%	$9,234,996	$32.24	$31.94	19	135,561	5.03%	$4,149,372	$30.61	$32.18
2016	25	541,365	18.13%	$16,698,948	$30.85	$35.69	5	86,787	3.22%	$2,690,580	$31.00	$32.76
2017	7	62,336	2.09%	$1,860,336	$29.84	$29.54	7	63,196	2.34%	$2,360,856	$37.36	$32.87
2018	12	144,965	4.85%	$4,835,484	$33.36	$35.06	4	61,523	2.28%	$2,205,480	$35.85	$32.93
2019	9	241,387	8.08%	$7,025,064	$29.10	$30.17	6	38,432	1.43%	$1,385,824	$36.06	$34.62
Thereafter	19	407,663	13.65%	$11,652,673	$28.58	$32.24	14	1,540,384	57.13%	$44,080,132	$28.62	$34.52

	278	2,986,759	100.00%	$91,543,107	$30.65	$32.22	154	2,696,389	100.00%	$83,340,552	$30.91	$33.79

(1) Includes month to month holdover tenants that expired prior to 12/31/10.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2010	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington Avenue	Operating Sublease	Grand Central	1,188,000	83.0	89.9	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	87.6	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th Street - 65% JV	Fee Interest	Midtown West	941,000	100.0	96.1	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th Street - remaining 35%	Fee Interest	Midtown West	—		96.1	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	91.9	$192,000,000
2001 Acquisitions
Jun-01	317 Madison Avenue	Fee Interest	Grand Central	450,000	95.0	89.5	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	98.0	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	92.4	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	96.9	$60,900,000
Dec-03	1221 Avenue of the Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	N/A	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	N/A	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	97.2	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	93.9	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	99.0	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	94.0	$105,000,000
Apr-05	1 Madison Avenue - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Avenue Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street - remaining 65%	Fee Interest	Midtown	—		N/A	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	80.7	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	85.0	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		93.9	$578,000,000
Dec-06	800 Third Avenue - 42.95% JV	Fee Interest	Grand Central North	526,000	96.9	80.8	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	95.6	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	99.5	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	78.5	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000
2010 Acquisition
Jan-10	100 Church Street	Fee Interest	Downtown	1,047,500	41.3	59.9	$181,600,000
May-10	600 Lexington Avenue - 55% JV	Fee Interest	Plaza District	303,515	93.6	84.6	$193,000,000
Aug-10	125 Park Avenue	Fee Interest	Grand Central	604,245	99.1	99.1	$330,000,000
				1,955,260			$704,600,000

(1)          Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2)          Current ownership interest is 55%. (From 9/1/01-10/31/01 the Company owned 99.8% of this property.)

(3)          Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the Company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2010	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	89.0	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	N/A	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	89.0	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	80.0	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	95.3	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	50.2	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	68.2	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	87.5	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	15.8	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	83.2	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1997 - Suburban

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2008 Sales
Oct-08	100 & 120 White Plains Road	Fee Interest	Tarrytown, Westchester	311,000	$48,000,000	$154

2009 Sales
Jan-09	55 Corporate Drive	Fee Interest	Bridgewater, New Jersey	670,000	$230,000,000	$343
Aug-09	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	$20,767,307	$143
				815,000	$250,767,307

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	12/31/2010	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	23.7	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	75.8	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	—	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	—	$30,000,000
				46,280			$30,000,000

2010 Acquisition
Nov-10	Williamsburg Terrace	Fee Interest	Brooklyn, NY	21,900	100.0	100.0	$18,000,000
Dec-10	11 West 34th Street - 30% JV	Fee Interest	Herald Square/Penn Station	17,150	100.0	100.0	$10,800,000
Dec-10	7 Renaissance Square - 50% JV	Fee Interest	White Plains, NY	65,641	—	—	$4,000,000
Dec-10	Two Herald Square - 45%	Fee Interest	Herald Square	N/A	N/A	N/A	$247,500,000
Dec-10	885 Third Avenue - 45%	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$352,000,000
Dec-10	292 Madison Avenue	Fee Interest	Grand Central South	N/A	N/A	N/A	$78,300,000
				104,691			$710,600,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	$153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	$400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison Avenue	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Avenue South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
Oct-08	1372 Broadway (5)	Fee Interest	Penn Station/Garment	508,000	$274,000,000	$539
				1,517,000	$744,000,000	$490

2010 Sales
May-10	1221 Avenue of the Americas (6)	Fee Interest	Rockefeller Center	2,550,000	$1,280,000,000	$502
Sep-10	19 West 44th Street	Fee Interest	Midtown	292,000	$123,150,000	$422
				2,842,000	$1,403,150,000	$494

(1) Company sold a 45% JV interest in the property at an implied $126.5 million sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5 million sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0 million sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0 million sales price.

(5) Company sold a 15% JV interest in the property at an implied $274.0 million sales price.

(6) Company sold a 45% JV interest in the property at an implied $1.28 billion sales price.

SUPPLEMENTAL DEFINITIONS

Adjusted EBITDA is calculated by adding income taxes, loan loss reserves and our share of joint venture depreciation and amortization to EBITDA.

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

James Mead

Chief Financial Officer

Andrew Mathias

President

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Bank of America - Merrill Lynch	James C. Feldman	(212) 449-6339	james_feldman@ml.com
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Andrew Rosivach	(415) 249-7942	andrew.rosivach@credit-suisse.com
Deutsche Bank	John Perry	(212) 250-4912	john.perry@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	(212) 446-9462	ssakwa@isigrp.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Robert Stevenson	(212) 231-8068	rob.stevenson@macquarie.com
Morgan Stanley	Chris Caton	(415) 576-2637	chris.caton@morganstanley.com
Raymond James Financial, Inc.	William A. Crow	(727) 567-2594	bill.crow@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	Ross T. Nussbaum	(212) 713-2484	ross.nussbaum@ubs.com
Wells Fargo Securities, LLC	Brendan Maiorana	(443) 263-6516	brendan.maiorana@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.